EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2023

MINNEAPOLIS, July 13, 2023 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2023.

Third quarter fiscal 2023 highlights include (with growth rates compared to third quarter of fiscal 2022):

  Consolidated net sales increased 10.6% to a quarterly record of $20,970,000
  ZERUST® industrial net sales increased 9.0% to a quarterly record of $14,103,000
  ZERUST® oil and gas net sales increased 32.7% to a quarterly record of $1,997,000
  Natur-Tec® product net sales increased 7.8% to a quarterly record of $4,869,000
  NTIC China net sales decreased 8.4% to $3,318,000
  Joint venture operating income increased 0.5% to $2,708,000
  Net income attributable to NTIC increased 52.5% to $1,526,000, compared to $1,000,000 during prior year period
  Net income per diluted share attributable to NTIC was $0.16, compared to $0.11 during prior year period
  Consolidated balance sheet as of May 31, 2023 is strong with working capital of $23,739,000

“Positive momentum across virtually every segment of our business is propelling us forward, as we have capitalized on favorable global demand trends for our corrosion inhibiting products and services and our bioplastic solutions. Therefore, net sales for the quarter ended May 31, 2023 set a new quarterly record, which included record top-line results across our ZERUST® Industrial, ZERUST® oil and gas, and Natur-Tec® segments,” said G. Patrick Lynch, President and CEO of NTIC.

Mr. Lynch continued, “Our third quarter results also reflect the success of the countermeasures we’ve put in place against supply chain issues, significant raw material cost increases, and challenges across our European and Asian markets. Consequently, we have made considerable progress rebuilding our gross margins on both a sequential and year-over-year basis to 36.7%. In addition, for the three months ended May 31, 2023, we generated $1,301,000 of operating cash flow driven primarily with stronger profitability and waning inventory levels. We believe we remain well positioned for a strong finish to fiscal 2023 and we are excited by the direction our business is headed as a result of the successful long-term growth strategies we are pursuing,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 10.6% to $20,970,000 during the three months ended May 31, 2023, compared to $18,965,000 for the three months ended May 31, 2022. The year-over-year increase in consolidated net sales was primarily a result of sales growth across all the Company’s market segments due to higher customer demand and targeted price increases on certain products.   For the nine months ended May 31, 2023, consolidated net sales increased 9.8% to $59,193,000, compared to $53,907,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2023 and 2022, by segment:

	Three Months Ended May 31,
	2023	% of Net Sales	2022	% of Net Sales	% Change
ZERUST® industrial net sales	$14,103,292	67.2%	$12,941,651	68.3%	9.0%
ZERUST® oil & gas net sales	1,997,382	9.6%	1,505,181	7.9%	32.7%
Total ZERUST® net sales	$16,100,674	76.8%	$14,446,832	76.2%	11.4%
Total Natur-Tec® net sales	4,869,052	23.2%	4,518,089	23.8%	7.8%
Total net sales	$20,969,726	100.0%	$18,964,921	100.0%	10.6%

	Nine Months Ended May 31
	2023	% of Net Sales	2022	% of Net Sales	% Change
ZERUST® industrial net sales	$40,504,908	68.4%	$38,933,476	72.2%	4.0%
ZERUST® oil & gas net sales	5,424,514	9.2%	3,054,918	5.7%	77.6%
Total ZERUST® net sales	$45,929,422	77.6%	$41,988,394	77.9%	9.4%
Total Natur-Tec® net sales	13,263,895	22.4%	11,918,579	22.1%	11.3%
Total net sales	$59,193,317	100.0%	$53,906,973	100.0%	9.8%

NTIC’s joint venture operating income increased 0.5% to $2,708,000 during the three months ended May 31, 2023, compared to joint venture operating income of $2,695,000 during the three months ended May 31, 2022. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 1.1% to $26,313,000 during the three months ended May 31, 2023, compared to $26,594,000 for the three months ended May 31, 2022. Year-to-date, NTIC’s joint venture operating income decreased 0.5% to $7,461,000, compared to joint venture operating income of $7,498,000 during the nine months ended May 31, 2022. Net sales of NTIC’s joint ventures decreased 2.2% to $76,525,000 during the nine months ended May 31, 2023, compared to $78,219,000 for the nine months ended May 31, 2022.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2023 were 38.3%, compared to 37.5% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 39.6%, compared to 38.8% for the same period last fiscal year. Higher year-over-year operating expenses for the three and nine-months ended May 31, 2023 were driven primarily by increased personnel expenses and other inflationary increases in expenses.   Additionally, NTIC is now consolidating the majority owned subsidiary formed to assume the operations of a former joint venture in Taiwan compared to prior periods.

Net income attributable to NTIC for the third quarter of fiscal 2023 of $1,526,000, or $0.16 per diluted share, compared to net income of $1,000,000, or $0.11 per diluted share, for the same period last fiscal year. For the nine months ended May 31, 2023, net income attributable to NTIC decreased to $2,913,000, or $0.30 per diluted share, from $5,677,000, or $0.59 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $1,631,000, or $0.17 per diluted share, for the third quarter of fiscal 2023, compared to $1,106,000, or $0.12 per diluted share, for the same quarter last fiscal year. Year-to-date, NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $3,230,000, or $0.33 per diluted share, compared to $2,279,000, or $0.24 per diluted share, for the same quarter last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $23,739,000 as of May 31, 2023, including $6,195,000 in cash and cash equivalents, and an outstanding revolving line of credit and term loan balance of $8,013,000 compared to $23,169,000 of working capital as of August 31, 2022, including $5,334,000 in cash and cash equivalents and $6,000 in available for sale securities, and $5,900,000 outstanding line of credit balance.

At May 31, 2023, the Company had $22,855,000 of investments in joint ventures, of which over $12,100,000, or 53.2%, is cash, with the remaining balance primarily invested in other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal 2023 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BIc8dcf004fd0c4e4188d77930f579b8cf

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/3o4wxyqy. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations that it believes it is well positioned for a strong finish to fiscal 2023 and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; effect of COVID-19; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the Russia and Ukraine war; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2022 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2023 (UNAUDITED) AND AUGUST 31, 2022 (AUDITED)
	May 31, 2023	August 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,195,194	$5,333,890
Available for sale securities	—	5,590
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts
of $439,000 as of May 31, 2023 and August 31, 2022	15,311,650	14,136,930
Trade, joint ventures	668,847	697,861
Fees for services provided to joint ventures	1,226,010	1,765,117
Income taxes	155,828	—
Inventories	13,900,812	16,341,729
Prepaid expenses	1,831,566	1,953,764
Total current assets	$39,289,907	$40,234,881

PROPERTY AND EQUIPMENT, NET	$13,810,930	$12,170,493
OTHER ASSETS:
Investments in joint ventures	22,855,448	21,814,754
Intangible asset, net	6,281,625	6,633,878
Goodwill	4,782,376	4,782,376
Operating lease right of use asset	293,137	557,571
Total other assets	34,212,586	33,788,579
Total assets	$87,313,423	$86,193,953

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,687,675	$7,796,494
Term loan	2,812,504	—
Line of credit	5,200,000	5,900,000
Income taxes payable	—-	30,742
Accrued liabilities:
Payroll and related benefits	2,035,785	2,297,543
Other	734,414	667,292
Current portion of operating leases	80,183	373,330
Total current liabilities	$15,550,561	$17,065,401
LONG-TERM LIABILITIES:
Deferred income tax, net	1,618,960	1,700,015
Operating leases, less current portion	212,954	184,241
Total long-term liabilities	$1,831,914	$1,884,256

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of
May 31, 2023 and August 31, 2022; issued and outstanding 9,369,925 and 9,232,483, respectively	187,398	184,650
Additional paid-in capital	21,426,721	19,939,131
Retained earnings	51,662,515	50,716,613
Accumulated other comprehensive loss	(6,879,447)	(7,245,132)
Stockholders’ equity	66,397,187	63,595,262
Non-controlling interests	3,533,761	3,649,034
Total equity	69,930,948	67,244,296
Total liabilities and equity	$87,313,423	$86,193,953

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2023 AND 2022
	Three Months Ended May 31,		Nine Months Ended May 31,
	2023	2022	2023	2022
NET SALES:
Net sales	$20,969,726	$18,964,921	$59,193,317	$53,906,973
Cost of goods sold	13,280,584	12,722,833	38,747,865	36,977,620
Gross profit	7,689,142	6,242,088	20,445,452	16,929,353

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,346,658	1,364,597	3,664,793	3,662,178
Fees for services provided to joint ventures	1,361,311	1,329,988	3,795,862	3,835,755
Total joint venture operations	2,707,969	2,694,585	7,460,655	7,497,933

OPERATING EXPENSES:
Selling expenses	3,723,165	3,450,308	10,649,316	9,659,457
General and administrative expenses	3,150,643	2,560,487	9,365,431	7,675,622
Research and development expenses	1,150,711	1,102,942	3,401,885	3,557,437
Total operating expenses	8,024,519	7,113,737	23,416,632	20,892,516

OPERATING INCOME	2,372,592	1,822,936	4,489,475	3,534,770

REMEASUREMENT GAIN ON ACQUISITION OF EQUITY METHOD INVESTEE	—	—	—	3,951,550

INTEREST INCOME	8,876	15,925	18,495	36,777
INTEREST EXPENSE	(136,168)	(23,784)	(342,643)	(34,079)

INCOME BEFORE INCOME TAX EXPENSE	2,245,300	1,815,077	4,165,327	7,489,018

INCOME TAX EXPENSE	542,295	604,314	834,823	1,260,437

NET INCOME	1,703,005	1,210,763	3,330,504	6,228,581

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	177,409	210,596	417,418	551,808

NET INCOME ATTRIBUTABLE TO NTIC	$1,525,596	$1,000,167	$2,913,086	$5,676,773

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.16	$0.11	$0.31	$0.62
Diluted	$0.16	$0.11	$0.30	$0.59

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,369,923	9,227,912	9,355,776	9,216,216
Diluted	9,628,069	9,578,797	9,702,610	9,682,646
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07	$0.21	$0.21

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the net one-time gain related to the acquisition of the remaining 50% ownership interest of ZERUST® India and certain other adjustments as described below.

	Three Months Ended May 31,		Nine Months Ended May 31,
	2023	2022	2023	2022

Net income attributable to NTIC, as reported	$1,525,596	$1,000,167	$2,913,086	$5,676,773
Adjustments for adjusted net income:
Expenses related to ZERUST® India transaction	-	-	-	115,000
Gain on purchase of ZERUST® India	-	-	-	(4,612,638)
Cumulative foreign currency adjustment	-	-	-	661,088
Amortization expense	105,783	105,350	317,349	317,350
Tax impact of adjusted items	-	-	-	121,000
Non-GAAP adjusted net income	$1,631,379	$1,105,517	$3,230,435	$2,278,573

Weighted average shares outstanding (diluted)	9,628,069	9,578,797	9,702,610	9,682,646
Diluted net income per share, as reported	0.16	0.11	0.30	0.59
Adjustments for adjusted net income, net of tax impact, per diluted share [1]	0.01	0.01	0.03	(0.35)
Non-GAAP diluted adjusted net income per share	$0.17	$0.12	$0.33	$0.24

[1] Includes adjustments related to the items noted above, net of tax